Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

July 27, 2023

HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Re:	Heico Corporation – Public Offering of $600,000,000 5.250% Senior Notes due 2028 and
$600,000,000 5.350% of Senior Notes due 2033

Ladies and Gentlemen:

We have acted as counsel to Heico Corporation, a Florida corporation (the “Company”), and the subsidiary guarantors of the Company set forth in the Registration Statement (as defined below) (the “Subsidiary Guarantors” and, together with the Company, the “Registrants”), in connection with (i) the registration statement on Form S-3 (the “Registration Statement”) filed by the Registrants with the Securities and Exchange Commission (the “Commission”) on July 17, 2023 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act,  (I) by the Company of (a) Common Stock, par value $0.01 per share (the “Common Stock”); (b) Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (c) Preferred Stock, par value $0.01 per share (the “Preferred Stock”); (d) debt securities of the Company (the “Debt Securities”), which may be senior or subordinated and issued pursuant to an indenture and any supplemental indenture among the Company, the Subsidiary Guarantors, if applicable, and the trustee to be named therein; (e) depositary shares of the Company (the “Depositary Shares”) each representing a fractional interest in a share of a particular class or series of Preferred Stock and evidenced by a depositary receipt (the “Depositary Receipts”), which may be issued pursuant to a deposit agreement among the Company, a depositary to be named therein (the “Depositary”) and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”); (f) warrants to purchase Debt Securities or equity securities, including Common Stock, Class A Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to a warrant agreement between the Company and a warrant agent to be named therein (the “Warrant Agent”) (the “Warrant Agreement”); and (g) units comprised of one or more Debt Securities, Guarantees (as defined below), Common Stock, Preferred Stock and Warrants in any combination (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”), (II) by the Subsidiary Guarantors of guarantees of the Debt Securities (the “Guarantees”), and (III) by the selling shareholders to be named in a prospectus supplement, post-effective amendment, or in filings the Company makes with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement (the “Selling Shareholders”) of shares of Common Stock and shares of Class A Common Stock (the “Shareholders’ Shares” and collectively with the Common Stock, Class A Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, and Units, the “Shelf Securities”); and (ii) the offering and sale of $600,000,000 5.250% Senior Notes due 2028 (the “5.250% Notes”) and $600,000,000 5.350% Senior Notes due 2033 (the “5.350% Notes” and collectively with the 5.250% Notes, the “Notes”) by the Company and the related guarantees of the Notes by the Subsidiary Guarantors (the “Note Guarantees” and collectively with the Notes, the “Securities”). The Notes and the Note Guarantees are being offered and sold as described in the prospectus dated July 17, 2023, contained in the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated July 19, 2023 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated July 19, 2023 (the “Final Prospectus Supplement”). The Notes will be issued under the indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”), in substantially the same form as the form of indenture filed with the Registration Statement (the “Base Indenture”), and the First Supplemental Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and collectively, with the Base Indenture, the “Indenture”). We refer herein to the Subsidiary Guarantors listed on Annex I hereto, each of which is formed or organized under the laws of the States of Florida, Delaware, California, Colorado, Connecticut, Georgia, Illinois, Maryland, Massachusetts, Nevada, New York, Ohio and Tennessee as the “Specified Subsidiary Guarantors.”

HEICO Corporation
July 27, 2023

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with this opinion letter, we have examined the organizational documents of the Company and of the Subsidiary Guarantors, and such corporate records, documents, instruments, certificates of public officials as to the Company and the Subsidiary Guarantors, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement, Base Prospectus, Preliminary Prospectus Supplement, Final Prospectus Supplement, the Underwriting Agreement, dated July 19, 2023, among the Company, the Subsidiary Guarantors and BofA Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriting Agreement”), the Indenture, the Notes and the Note Guarantees. Collectively, the Underwriting Agreement, Indenture, Notes and Note Guarantees are referred to as the “Opinion Documents.” With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal capacity of all natural persons to take all actions required of such person in connection with the Registration Statement; and (d) the truth, accuracy, authenticity and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates (including without limitation any certificate or other document issued by a public authority and all official public records) we have reviewed. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

When used in this opinion letter, the term “applicable laws” means Florida laws, rules and regulations that a Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, and the Subsidiary Guarantors; provided, however, that applicable laws does not include any law, rule or regulation that is applicable to the Company or the Subsidiary Guarantors solely because such law, rules or regulation is part of a regulatory regime applicable to such Registrant or any of its affiliates due to the specific assets or business of such party or affiliate. With respect to the opinions set forth in paragraphs 8 through 10 below, we are opining as to the internal laws of the State of New York. Further, with respect to the Specified Subsidiary Guarantors we are opining with respect to the General Corporation Law of the State of California, the California Revised Uniform Limited Liability Company Act, the Colorado Corporations and Associations Act, the Colorado Limited Liability Company Act, the Connecticut Business Corporation Act, the Connecticut Uniform Limited Liability Company Act, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Georgia Business Corporation Code, the Business Corporation Act of 1983 of the State of Illinois, the Limited Liability Company Act of the State of Maryland, the Massachusetts Business Corporation Act, the Nevada Business Corporation Act, the New York Business Corporation Law, the General Corporation Law of the State of Ohio, the Tennessee Business Corporation Act and the Tennessee Revised Limited Liability Company Act. We neither express nor imply any opinions with respect to any other laws or the laws of any other jurisdiction or the United States of America. For purposes of this opinion letter, we assume that the Securities will be issued in accordance with all applicable state securities or blue sky laws.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Company is a Florida corporation that is validly existing and in good standing under Florida law.

2. Each of the Specified Subsidiary Guarantors is a corporation or limited liability company, as applicable, validly existing under the jurisdiction of its incorporation or formation, and its corporate or limited liability company status, as applicable, is active or in good standing, as applicable.  For purposes of the opinion in this paragraph 2, we have relied exclusively upon the applicable certificate of status or certificate of good standing.

3. The Company has the corporate power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder.

4. Each of the Specified Subsidiary Guarantors has the entity power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder.

HEICO Corporation
July 27, 2023

5. The Company has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action.

6. Each of the Specified Subsidiary Guarantors has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate or limited liability company action.

7. The Base Indenture has been executed and delivered by the Company and the Specified Subsidiary Guarantors and the Supplemental Indenture has been executed and delivered by the Company and the Specified Subsidiary Guarantors.

8. The Base Indenture is a legal, valid and binding obligation of the Company and the Subsidiary Guarantors and the Supplemental Indenture is a legal, valid and binding obligation of each of the Company and the Subsidiary Guarantors, enforceable against each such party in accordance with its terms.

9. The Notes have been duly authorized, and when the Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the Indenture.

10. When the Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for as provided in the Underwriting Agreement and when the Note Guarantees have been duly executed and delivered by the Subsidiary Guarantors, the Note Guarantees will be the legal, valid and binding obligations of the Subsidiary Guarantors which issued such Note Guarantees, enforceable against such Subsidiary Guarantors in accordance with their terms.

The opinions set forth above are subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration or (vi) limit the waiver of rights under usury laws. With respect to opinions 8 and 10, we also note that in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the holder of the debt securities impairs the value of any collateral securing guaranteed debt to the detriment of the guarantor, (ii) the holder of the debt securities elects remedies for default that impair the subrogation rights of the guarantor against the Company, (iii) the guaranteed debt or debt securities are materially modified, or (iv) the holder of the debt securities otherwise takes action under the debt documents that materially prejudices the guarantor.

HEICO Corporation
July 27, 2023

With respect to opinions 8 and 10, we have, without any investigation on our part, assumed the accuracy, and to the extent necessary in connection with the opinions contained herein, relied upon the opinions dated as of the date hereof furnished to you by: (i) Ballard Spahr LLP, as to matters of Arizona law and Minnesota law; (ii) Hartzog Conger Cason, as to matters of Iowa law; (iii) Devine, Millimet & Branch, Professional Association, as to matters of New Hampshire law; and (iv) Stoel Rives LLP, as to matters of Oregon law (collectively, the “Local Counsel Opinions”), and our opinions regarding the Subsidiary Guarantors which are the subject of the Local Counsel Opinions are subject to the same qualifications and limitations with respect to matters of Arizona, Iowa, Minnesota, New Hampshire and Oregon law as are expressed in each such Local Counsel Opinion.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the offering and sale of the Notes and the Note Guarantees and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the Registration Statement referred to above. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman LLP
AKERMAN LLP

HEICO Corporation
July 27, 2023

ANNEX I

SPECIFIED SUBSIDIARY GUARANTORS

Name of Specified Subsidiary Guarantor	State of Incorporation
16-1741 PROPERTY, INC.	Florida
26 WARD HILL PROPERTY, LLC	Florida
3 MCCREA PROPERTY COMPANY, LLC	Florida
34 FREEDOM COURT, CORP.	Florida
3D PLUS U.S.A., INC.	Delaware
60 SEQUIN LLC	Connecticut
8929 FULLBRIGHT PROPERTY, LLC	California
ACCURATE METAL MACHINING, INC.	Ohio
ACTION RESEARCH CORPORATION	Florida
AEROANTENNA TECHNOLOGY, INC.	California
AERODESIGN, INC.	Tennessee
AEROELT, LLC	Florida
AEROSPACE & COMMERCIAL TECHNOLOGIES, LLC	Florida
AIRCRAFT TECHNOLOGY, INC.	Florida
ANALOG MODULES, INC.	Florida
APEX HOLDING CORP.	Delaware
ASTRO PROPERTY, LLC	Connecticut
ASTROSEAL PRODUCTS MFG. CORPORATION	Connecticut
BAY EQUIPMENT CORP.	Delaware
BLUE AEROSPACE LLC	Florida
BREIDON, LLC	Maryland
CAMTRONICS, LLC	Florida
CARBON BY DESIGN CORPORATION	Florida
CARBON BY DESIGN LLC	California
CHARTER ENGINEERING, INC.	Florida
CONNECTRONICS CORP.	Florida
CONXALL CORPORATION	Illinois
CSI AEROSPACE, INC.	Florida
DB CONTROL CORP.	Florida
DIELECTRIC SCIENCES, INC.	Massachusetts
DUKANE SEACOM, INC.	Florida
FLIGHT MICROWAVE CORPORATION	California
FUTURE AVIATION, INC.	Florida
HARTER AEROSPACE, LLC	Florida
HEICO AEROSPACE CORPORATION	Florida
HEICO AEROSPACE HOLDINGS CORP.	Florida
HEICO AEROSPACE PARTS CORP.	Florida
HEICO EAST CORPORATION	Florida
HEICO ELECTRONIC TECHNOLOGIES CORP.	Florida
HEICO FLIGHT SUPPORT CORP.	Florida
HEICO PARTS GROUP, INC.	Florida
HEICO REPAIR GROUP AEROSTRUCTURES, LLC	Florida
HEICO REPAIR, LLC	Florida
HETC I, LLC	Florida
HETC II CORP.	Florida
HETC III, LLC	Florida
HETC IV, LLC	Florida
HETC V, LLC	Florida
HFSC III CORP.	Florida
HFSC IV CORP.	Florida
HFSC V, LLC	Florida
HFSC VI, LLC	Florida
HFSC VII, LLC	Florida
HFSC VIII, LLC	Florida
HFSC XI CORP.	Florida

HEICO Corporation
July 27, 2023

Name of Specified Subsidiary Guarantor	State of Incorporation
HNW 2 BUILDING CORP.	Florida
HNW BUILDING CORP.	Florida
HVT GROUP, INC.	Delaware
INERTIAL AIRLINE SERVICES, INC.	Ohio
INTELLIGENT DEVICES, LLC	Delaware
IRCAMERAS LLC	Florida
JET AVION CORPORATION	Florida
JETSEAL, INC.	Delaware
LEADER TECH, INC.	Florida
LPI INDUSTRIES CORPORATION	Florida
LUCIX CORPORATION	California
LUMINA POWER, INC.	Florida
MASTIFF DESIGN, INC.	Florida
MCCLAIN INTERNATIONAL, INC.	Georgia
NIACC-AVITECH TECHNOLOGIES INC.	Florida
NORTHWINGS ACCESSORIES CORPORATION	Florida
OPTICAL DISPLAY ENGINEERING, INC.	Florida
OPTICAL DISPLAY ENGINEERING, LLC	Florida
PACIWAVE, INC.	California
PIONEER INDUSTRIES LLC	Delaware
PRIME AIR, LLC	Florida
PYRAMID SEMICONDUCTOR CORP	Florida
QUELL CORPORATION	Colorado
RADIANT POWER CORP.	Florida
RADIANT POWER IDC, LLC	Florida
RADIANT-SEACOM REPAIRS CORP.	Florida
RAMONA RESEARCH, INC.	California
REINHOLD HOLDINGS, INC.	Delaware
REINHOLD INDUSTRIES, INC.	Delaware
RESEARCH ELECTRONICS INTERNATIONAL, L.L.C.	Tennessee
RIDGE ENGINEERING, LLC	Maryland
RIDGE HOLDCO, LLC	Florida
ROCKY MOUNTAIN HYDROSTATICS, LLC	Colorado
SANTA BARBARA INFRARED, INC.	California
SEAL DYNAMICS LLC	Florida
SEAL Q CORP.	Florida
SENSOR SYSTEM, INC.	Nevada
SENSOR TECHNOLOGY ENGINEERING, LLC	Florida
SIERRA MICROWAVE TECHNOLOGY, LLC	Delaware
SOLID SEALING TECHNOLOGY, INC.	New York
SPECIALITY SILICONE PRODUCTS, INC.	New York
SUNSHINE AVIONICS LLC	Florida
SWITCHCRAFT HOLDCO, INC.	Delaware
SWITCHCRAFT, INC.	Illinois
THE BECHDON COMPANY, LLC	Maryland
THERMAL ENERGY PRODUCTS, INC.	California
THERMAL STRUCTURES, INC.	California
TRAD TEST & RADIATIONS, INC.	Florida
TRANSFORMATIONAL SECURITY, LLC	Maryland
TSID HOLDINGS, LLC	Florida
TTT CUBED, INC.	California
TURBINE KINETICS, INC.	Florida